Exhibit 99(b)

   UNAUDITED PRO FORMA JAMES RIVER AND JAMONT HOLDINGS FINANCIAL INFORMATION
     The following pro forma consolidated capitalization and condensed balance sheet as of March 27, 1994, and the pro forma consolidated statements of operations for the three months ended March 27, 1994, and the year ended December 26, 1993, give effect to the following transactions:
     (a) the proposed acquisition by James River of the remaining 50% ownership interest in Jamont Holdings for a purchase price of $575 million in cash; and
     (b) the assumed financing of such acquisition with the net proceeds from the issuance of $250 million of the Depositary Shares and the balance of proceeds from funded indebtedness, which may include borrowings under existing credit facilities and issuances of commercial paper and debt securities.
     James River currently owns 50% of Jamont Holdings, which is accounted for using the equity method of accounting. James River's additional 50% investment in Jamont Holdings has been accounted for using the purchase method of accounting and will result in the consolidation of Jamont Holdings.
     The unaudited pro forma consolidated condensed financial information is presented as if these transactions had been completed as of March 27, 1994, for the pro forma consolidated capitalization and condensed balance sheet and as of the first day of each period for which pro forma consolidated statements of operations are presented.
     The pro forma financial information does not purport to be indicative of the actual financial position as it will finally be recorded, or the results of operations which would actually have been reported if the transactions had occurred on the dates or for the periods indicated, or which may be reported in the future. The pro forma financial information should be read in conjunction with the separate historical consolidated financial statements and the related notes to such financial statements of James River and of Jamont Holdings, incorporated by reference herein.



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                        JAMES RIVER AND JAMONT HOLDINGS
                         AND CONSOLIDATED SUBSIDIARIES
                     PRO FORMA CONSOLIDATED CAPITALIZATION
                                  (UNAUDITED)
                                 MARCH 27, 1994
                                 (IN MILLIONS)

                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                                HISTORICAL                 INCREASE        PRO FORMA
                                      JAMES RIVER     JAMONT HOLDINGS     (DECREASE)      CONSOLIDATED
                                                                              (NOTE)2
Current portion of long-term debt      $    79.4         $   130.5                          $  209.9
Long-term debt:
  Commercial paper and borrowings
     supported by revolving credit
     facilities                            328.4             437.5          $  11.4 (c)        777.3
  Notes and debentures                   1,671.3             189.9            325.0 (d)      2,186.2
     Total long-term debt (net of
       current portion)                  1,999.7             627.4            336.4          2,963.5
Minority interests                           5.8             149.0                             154.8
Shareholders' equity:
  Preferred stock                          454.0                              250.0 (d)        704.0
  Common shareholders' equity            1,476.8             884.4           (884.4)(e)      1,468.8
                                                                               (8.0)(c)
     Total shareholders' equity          1,930.8             884.4           (642.4)         2,172.8
     Total capitalization              $ 4,015.7         $ 1,791.3          $(306.0)        $5,501.0

   The accompanying notes are an integral part of this pro forma information.

                        JAMES RIVER AND JAMONT HOLDINGS
                         AND CONSOLIDATED SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 MARCH 27, 1994
                                 (IN MILLIONS)

                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                                HISTORICAL                 INCREASE        PRO FORMA
                                      JAMES RIVER     JAMONT HOLDINGS     (DECREASE)      CONSOLIDATED
                                                                              (NOTE)2
ASSETS
Current assets:
  Cash and short-term securities       $    24.6         $    40.4                          $   65.0
  Accounts receivable                      410.1             436.3                             846.4
  Inventories                              707.3             190.2                             897.5
  Other current assets                     164.8               5.9                             170.7
     Total current assets                1,306.8             672.8                           1,979.6
Property, plant, and equipment           5,448.9           1,438.4                           6,887.3
Less accumulated depreciation            1,908.2             297.5                           2,205.7
  Net property, plant, and
     equipment                           3,540.7           1,140.9                           4,681.6
Investments in affiliates                  527.1              20.0          $(431.5)(a)        115.6
Other assets                               314.4              38.6              3.0 (c)        356.0
Goodwill                                   152.1             462.9            122.5 (b)        737.5
     Total assets                      $ 5,841.1         $ 2,335.2          $(306.0)        $7,870.3
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Current portion of long-term
     debt                              $    79.4         $   130.5                          $  209.9
  Other current liabilities                672.7             417.0                           1,089.7
     Total current liabilities             752.1             547.5                           1,299.6
Long-term debt                           1,999.7             627.4          $ 325.0 (d)      2,963.5
                                                                               11.4 (c)
Other long-term liabilities                734.5              31.1                             765.6
Deferred income taxes                      418.2              95.8                             514.0
Minority interests                           5.8             149.0                             154.8
Shareholders' equity:
  Preferred stock                          454.0                              250.0 (d)        704.0
  Common shareholders' equity            1,476.8             884.4           (884.4)(e)      1,468.8
                                                                               (8.0)(c)
     Total shareholders' equity          1,930.8             884.4           (642.4)         2,172.8
     Total liabilities and
       shareholders' equity            $ 5,841.1         $ 2,335.2          $(306.0)        $7,870.3

   The accompanying notes are an integral part of this pro forma information.

                        JAMES RIVER AND JAMONT HOLDINGS
                         AND CONSOLIDATED SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 27, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                                HISTORICAL                 INCREASE        PRO FORMA
                                      JAMES RIVER     JAMONT HOLDINGS     (DECREASE)      CONSOLIDATED
                                                                              (NOTE)3
Net sales                              $ 1,105.5         $   362.7                          $1,468.2
Cost of goods sold                         934.9             228.3          $   0.8 (a)      1,164.0
Selling and administrative
  expenses                                 150.3             118.1                             268.4
  Income from operations                    20.3              16.3             (0.8)            35.8
Interest expense                            34.9              13.9              6.7 (b)         55.5
Other income, net                            2.2               2.9              1.7 (c)          6.8
  Income (loss) before income
     taxes and minority interest           (12.4)              5.3             (5.8)           (12.9)
Income tax expense (benefit)                (5.0)              4.4             (2.6)(d)         (3.2)
  Income (loss) before minority
     interest                               (7.4)              0.9             (3.2)            (9.7)
Minority interest                             .4              (0.9)                              (.5)
  Net loss                             $    (7.0)          --               $  (3.2)        $  (10.2)
Preferred dividend requirements             (8.2)                              (5.3)(e)        (13.5)
  Net loss applicable to common
     shares                            $   (15.2)          --               $  (8.5)        $  (23.7)
Net loss per common share and
  common share equivalent              $    (.19)                                           $   (.29)
Weighted average number of common
  shares and common share
  equivalents                               81.9                                                81.9

   The accompanying notes are an integral part of this pro forma information.

                        JAMES RIVER AND JAMONT HOLDINGS
                         AND CONSOLIDATED SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 26, 1993
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA
                                                                          ADJUSTMENTS
                                                HISTORICAL                 INCREASE        PRO FORMA
                                      JAMES RIVER     JAMONT HOLDINGS     (DECREASE)      CONSOLIDATED
                                                                              (NOTE)3
Net sales                              $ 4,650.2         $ 1,482.1                          $6,132.3
Cost of goods sold                       3,858.6             947.9          $   3.1 (a)      4,809.6
Selling and administrative
  expenses                                 677.6             466.1                           1,143.7
  Income from operations                   114.0              68.1             (3.1)           179.0
Interest expense                           137.5              72.3             26.9 (b)        236.7
Other income, net                           40.0              17.6             (2.5)(c)         55.1
  Income before income taxes and
     minority interest                      16.5              13.4            (32.5)            (2.6)
Income tax expense (benefit)                18.9              15.7            (10.5)(d)         24.1
  Loss before minority interest             (2.4)             (2.3)           (22.0)           (26.7)
Minority interest                            2.1               2.0                               4.1
  Net loss                             $    (0.3)        $    (0.3)         $ (22.0)        $  (22.6)
Preferred dividend requirements            (32.8)                             (21.3)(e)        (54.1)
  Net loss applicable to common
     shares                            $   (33.1)        $    (0.3)         $ (43.3)        $  (76.7)
Net loss per common share and
  common share equivalent              $   (0.40)                                           $  (0.94)
Weighted average number of common
  shares and common share
  equivalents                               81.9                                                81.9

   The accompanying notes are an integral part of this pro forma information.

                        JAMES RIVER AND JAMONT HOLDINGS
                         AND CONSOLIDATED SUBSIDIARIES
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)
1. BASIS OF REPORTING
The accompanying pro forma consolidated capitalization and condensed balance sheet as of March 27, 1994, and the pro forma consolidated statements of operations for the three months ended March 27, 1994, and the year ended December 26, 1993, give effect to the acquisition of the remaining 50% interest in Jamont Holdings using the purchase method of accounting. The aggregate purchase price to be paid for the additional interest in Jamont Holdings is approximately $575 million, excluding estimated acquisition and financing costs of $11.4 million. The accompanying pro forma consolidated financial statements give effect to the expected issuances of approximately $250 million of the Depositary Shares and the incurrence of funded indebtedness of approximately $336 million, the proceeds of which will be used to finance the acquisition of Jamont Holdings.
The values assigned to the net assets acquired will be based upon a determination, after the completion of the transaction, of the fair values of the assets acquired and liabilities assumed. Jamont Holdings was originally formed in 1990, at which time its assets and liabilities were adjusted to then fair values. In 1991, Jamont Holdings commenced a $600 million capital expansion program which was completed in 1993. Accordingly, based on the relatively recent valuations of Jamont Holdings' assets and liabilities, for the purpose of these pro forma consolidated financial statements, the excess of the purchase price over such estimated fair value of the net assets acquired, approximating $122.5 million, has been allocated to goodwill.
Historical financial information on Jamont Holdings contained in the pro forma consolidated financial statements has been derived from the audited financial statements of Jamont Holdings as of December 31, 1993, and for the year then ended and the unaudited financial statements as of March 31, 1994, and for the three months then ended, each prepared in accordance with accounting standards generally accepted in The Netherlands and measured in European Currency Units. Such financial information has been adjusted to conform to U.S. generally accepted accounting principles and translated into U.S. dollars.
2. PRO FORMA BALANCE SHEET AND CAPITALIZATION ADJUSTMENTS
The pro forma consolidated capitalization and condensed balance sheet give effect to the adjustments described below.
     (a) To eliminate James River's existing investment in Jamont Holdings as of March 27, 1994, previously accounted for using the equity method.
     (b) To record estimated goodwill, representing the excess of James River's purchase price over the estimated fair value of Jamont Holdings' net equity.
     (c) To record $11.4 million of estimated acquisition and financing costs, assumed to be funded through borrowings under the Company's revolving credit facility, detailed as follows:
          (i) $0.4 million related to the acquisition of Jamont Holdings, excluding financing-related costs;
         (ii) $3.0 million related to the incurrence of $325 million of funded indebtedness; and
        (iii) $8.0 million related to the issuance of $250 million of the Depositary Shares.
     (d) To record the assumed incurrence and issuance of the following:
          (i) $325 million of funded indebtedness incurred in connection with the acquisition of Jamont Holdings; and
         (ii) $250 million of the Depositary Shares issued in connection with the acquisition of Jamont Holdings.
     (e) To eliminate the Jamont Holdings historical shareholders' equity balances.

                        JAMES RIVER AND JAMONT HOLDINGS
                         AND CONSOLIDATED SUBSIDIARIES
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION, CONTINUED
                                  (UNAUDITED)
3. PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS
The pro forma consolidated statement of operations gives effect to the adjustments described below.
     (a) To record amortization of the incremental goodwill, using the straight-line method over an assumed life of 40 years.
     (b) To record interest expense on the $336 million of incremental funded indebtedness, at an assumed interest rate of 8.0%.
     (c) To reverse James River's share of the earnings of Jamont Holdings associated with its existing 50% ownership interest, previously accounted for using the equity method.
     (d) To record income tax benefits related to the incremental interest expense.
     (e) To reflect increased preferred dividend requirements related to the issuance of $250 million of the Depositary Shares, at an estimated dividend yield of 8.5%.
4. LENDER CONSENTS
For purposes of these pro forma consolidated financial statements, it has been assumed that any necessary consents or waivers which may be required for the completion of the acquisition of the remaining 50% interest in Jamont Holdings have been obtained by James River and that no material incremental costs will be incurred in obtaining such consents or waivers.
5. PRO FORMA CONSOLIDATED SEGMENT INFORMATION
Following the completion of the acquisition of the remaining interest in Jamont Holdings, James River intends to continue to report its operations in its existing three business segments. These segments are: Consumer Products, which includes the manufacture and marketing of towel and tissue and disposable foodservice products; Food and Consumer Packaging, which includes the manufacture of folding cartons, flexible packaging, and packaging papers used in packaging food and other retail consumer goods; and Communications Papers, which includes the manufacture and marketing of a variety of uncoated business and printing papers, coated groundwood printing papers, and premium printing papers. Upon its consolidation, James River intends to report the results of Jamont Holdings as part of its Consumer Products segment.
6. PRO FORMA RATIOS
On a pro forma basis after reflecting the assumed acquisition and financing of Jamont Holdings, James River's earnings were inadequate to cover both fixed charges and combined fixed charges and preferred stock dividends for the year ended December 26, 1993, and for the three months ended March 27, 1994. For the year ended December 26, 1993, the amount of the deficiency of pro forma earnings compared to pro forma fixed charges was $25.7 million, and the amount of the deficiency of pro forma earnings compared to pro forma combined fixed charges and preferred stock dividends was $114.2 million. For the three months ended March 27, 1994, the amount of the deficiency of pro forma earnings compared to pro forma fixed charges was $14.9 million and the amount of the deficiency of pro forma earnings compared to pro forma combined fixed charges of preferred stock dividends was $37.0 million. See "Selected Financial Information" herein.